Exhibit 99.2

BLACK RIDGE OIL & GAS, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On October 1, 2020, the Company completed the acquisition from S-FDF, LLC, a Texas limited liability company (the “Seller”) cash and certain other assets and agreements related to the Seller’s freeze-dried fruits and vegetables for human consumption business (the “S-FDF Acquisition”) pursuant to that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), between the Company and the Seller dated as of June 9, 2020, as subsequently amended effective October 1, 2020. Pursuant to the Asset Purchase Agreement, the Company acquired substantially all of the assets and liabilities from S-FDF, LLC.

The preliminary cost of the S-FDF Acquisition at closing was $6,720,000. The consideration for and in connection with the S-FDF Acquisition consisted of 1,120,000 shares of the Company’s common stock with a fair value of $6,720,000. An additional 600,000 shares of the Company’s common stock with an estimated fair value of $3,300,000, based on the closing price of the Company’s common stock on December 9, 2020, is estimated to be the contingent consideration payable upon the final measurement date.

The following unaudited pro forma condensed combined balance sheet at September 30, 2020 and the unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2020 presented herein are based on the historical financial statements of the Company and S-FDF, LLC, after giving effect to the S-FDF Acquisition of all of the assets and liabilities of S-FDF, LLC by the Company.

The unaudited condensed combined pro forma balance sheet data assumes that the Acquisition took place on September 30, 2020 and combines the unaudited balance sheets of the Company and S-FDF, LLC as of September 30, 2020.

The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 combines the historical statement of operations of the Company and S-FDF, LLC for the nine months ended September 30, 2020. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 give effect to the S-FDF Acquisition as if it occurred on January 1, 2020.

The unaudited pro forma condensed combined financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of S-FDF, LLC. The final allocation of the purchase price will be determined after the completion of the S-FDF Acquisition and will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. The preliminary purchase price allocation for S-FDF, LLC is subject to revision as more detailed analysis is completed and additional information on the fair values of its assets and liabilities becomes available. Any change in the fair value of the net assets of S-FDF, LLC will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

The unaudited pro forma condensed combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the S-FDF Acquisition. The unaudited pro forma condensed combined financial data also does not include any integration costs, cost overlap or estimated future transaction costs, except for fixed contractual transaction costs that the companies expect to incur as a result of the S-FDF Acquisition.

The historical financial information has been adjusted to give effect to events that are directly attributable to the S-FDF Acquisition, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of the combined company. This unaudited pro forma combined financial information should be read in conjunction with the historical financial statements and accompanying notes of Black Ridge Oil & Gas, Inc. and the historical financial statements and accompanying footnotes of the Company appearing in its periodic SEC filings and elsewhere in this Form 8-K. The adjustments that are included in the following unaudited pro forma combined financial statements are described in the notes below, which include the numbered notes that are marked in those financial statements.

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S-FDF, LLC / BLACK RIDGE OIL & GAS, INC.

PRO FORMA COMBINED BALANCE SHEET

(Unaudited)

	September 30, 2020
	Black Ridge		Pro Forma		Pro Forma
	Oil & Gas, Inc.	S-FDF, LLC	Adjustments	Note	Combined
ASSETS

Current assets:
Cash	$417,109	$54,459	$1,100,000	F	$1,571,568
Other receivables	–	17,348	–		17,348
Investment in Allied Esports Entertainment, Inc. securities	2,242,207	–	–		2,242,207
Prepaid expenses	25,684	49,538	–		75,222
Total current assets	2,685,000	121,345	1,100,000		3,906,345

Security deposit	–	10,000	–		10,000
Right-of-use asset	–	1,410,136	–		1,410,136
Property and equipment, net	–	1,186,433	–		1,186,433
Goodwill	–	–	6,720,000	A	7,257,726
			2,700,000	B
			(2,162,274)	G

Total assets	$2,685,000	$2,727,914	$8,357,726		$13,770,640

LIABILITIES AND STOCKHOLDERS' EQUITY AND MEMBERS' CAPITAL

Current liabilities:
Accounts payable	$110,569	$86,559	$–		$197,128
Accounts payable, related party	–	50,554	–		50,554
Accrued expenses	262,532	79,466	–		341,998
Contingent consideration payable	–	–	2,700,000		2,700,000
Current portion of operating lease liability	–	38,408	–		38,408
Total current liabilities	373,101	254,987	2,700,000		3,328,088

Notes payable	262,925	–	–		262,925
Operating lease liability	–	1,410,653	–		1,410,653

Total liabilities	636,026	1,665,640	2,700,000		5,001,666

Stockholders' equity and members' capital:
Members' capital	–	1,399,259	1,100,000	F	–
			(2,499,259)	G
Common stock	1,600	–	1,120	A	2,743
			23	C
Additional paid-in capital	37,825,774	–	6,718,880	A	48,728,598
			139,987	C
			144,084	D
			600,473	E
Accumulated deficit	(35,778,400)	(336,985)	(140,010)	C	(36,662,967)
			(144,084)	D
			(600,473)	E
			336,985	G
Total stockholders' equity and members' capital	2,048,974	1,062,274	5,657,726		8,768,974

Total liabilities and stockholders' equity and members' capital	$2,685,000	$2,727,914	$8,357,726		$13,770,640

See accompanying notes to unaudited pro forma combined financial statements.

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S-FDF, LLC / BLACK RIDGE OIL & GAS, INC.

PRO FORMA COMBINED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Nine Months Ended
	September 30, 2020
		Black Ridge	Pro Forma		Pro Forma
	S-FDF, LLC	Oil & Gas, Inc.	Adjustments	Note	Combined

Revenues	$–	$–	$–		$–

Operating expenses:
Salaries and benefits	157,797	936,304	–		1,094,101
Stock-based compensation	–	393,831	140,010	C	1,278,398
			144,084	D
			600,473	E
Professional services	16,813	327,090	–		343,903
General and administrative expenses	162,375	186,380	–		348,755
Depreciation and amortization	–	1,030	–		1,030
Total operating expenses	336,985	1,844,635	884,567		3,066,187

Net operating loss	(336,985)	(1,844,635)	(884,567)		(3,066,187)

Other income (expense):
Interest expense, including $377,440 of warrants issued as a debt discount	–	(384,456)	–		(384,456)
Other income	–	16	–		16
Loss on disposal of property and equipment	–	(5,369)	–		(5,369)
Loss on investment in Allied Esports Entertainment, Inc. securities	–	(2,186,557)	–		(2,186,557)
Total other income (expense)	–	(2,576,366)	–		(2,576,366)

Net loss	$(336,985)	$(4,421,001)	$(884,567)		$(5,642,553)

			1,120,000	A
			450,000	B
			23,335	C
Weighted average number of common shares outstanding - basic and fully diluted		1,600,424			3,193,759

Net (loss) per share - basic and fully diluted		$(2.76)			$(1.77)

See accompanying notes to unaudited pro forma combined financial statements.

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Note 1 – Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed combined financial statements are based on the historical condensed consolidated financial statements of the Company and S-FDF, LLC, as adjusted to give effect to the Black Ridge Oil & Gas, Inc. acquisition of S-FDF, LLC net assets by the Company. The unaudited pro forma condensed consolidated statement of income for the three and nine months ended September 30, 2020 gives effect to the Black Ridge Oil & Gas, Inc. acquisition of S-FDF, LLC as if it had occurred on January 1, 2020. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2020 gives effect to the Black Ridge Oil & Gas, Inc. acquisition of S-FDF, LLC as if it occurred on September 30, 2020.

The unaudited pro forma combined financial information is based on the assumption that the S-FDF Acquisition is accounted for using the acquisition accounting method in accordance with the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations, and includes all adjustments that are directly attributable to the transactions, and are factually supportable regardless of whether they have continuing impact or are nonrecurring. In accordance with ASC 805, the Company allocated the purchase price of the S-FDF Acquisition to the tangible assets, liabilities, and identifiable intangible assets acquired based on their estimated fair values. The excess of the purchase price over those fair values is recorded as goodwill. During the measurement period, as additional information becomes available about facts and circumstances that existed as of acquisition date, the Company may further revise its preliminary valuation of assets acquired and liabilities assumed with the corresponding offset to goodwill. After the measurement period, which could be up to one year after the initial transaction date, the Company may record subsequent adjustments to its statement of operations.

The unaudited pro forma combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the S-FDF Acquisition. The unaudited pro forma condensed combined financial information also does not include any future integration costs. The unaudited pro forma condensed combined financial information has been prepared by management for illustrative purposes only in accordance with Article 11 of SEC Regulation S-X and is not necessarily indicative of the combined financial position or results of operations in future periods or the results that actually would have been realized had the Company and S-FDF, LLC been reporting operations on a consolidated basis during the specified periods presented.

Note 2 – Pro Forma Adjustments

The pro forma condensed combined financial information is based upon the historical consolidated financial statements of the Company and S-FDF, LLC and certain adjustments that the Company believes are reasonable to give effect to the S-FDF Acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore the actual adjustments will likely differ from the pro forma adjustments. The pro forma condensed combined financial statements were prepared using the acquisition method of accounting for the business combination.

The following pro forma adjustments are included in the unaudited pro forma condensed combined balance sheet and statements of operations:

A – Issuance of 1,120,000 shares of common stock with a fair value of $6,720,000 in connection with the S-FDF Acquisition.

B – Fair value of contingent consideration payable, consisting of an estimated additional share issuance of approximately 450,000 shares of common stock to the Sellers in connection with the S-FDF Acquisition. The estimated fair value of the common stock was $2,700,000 based on the closing price of the Company’s common stock on December 15, 2020.

C – Issuance of an aggregate 23,335 shares of common stock to certain directors of Black Ridge Oil & Gas, Inc. The fair value of the common stock was $140,010 based on the closing price of the Company’s common stock on the date of grant.

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D – Issuance of options to purchase 24,151 shares of the Company’s common stock to a new director at an exercise price of $6.00 per share, which represented the closing price of the Company’s shares on the OTCQB marketplace on October 1, 2020. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 204% and a call option value of $5.9660, was $144,084. These options will vest 60% as of January 1, 2024 and 20% each anniversary thereafter until fully vested. The options are deemed exercised for purposes of the pro forma statement of operations.

E - Issuance of options to purchase an aggregate 115,250 shares of the Company’s common stock to several officers, directors, and employees at an exercise price of $5.25 per share, which represented the closing price of the Company’s shares on the OTCQB marketplace on October 2, 2020. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 204% and a call option value of $5.2102, was $600,473. These options are exercisable over a ten-year term, and vest 60% as of October 2, 2023 and 20% each anniversary thereafter until fully vested. The options are deemed exercised for purposes of the pro forma statement of operations.

F – Additional member contributions from Ira and Claudia Goldfarb of $1,100,000 at closing on October 1, 2020.

G – Elimination of the equity of S-FDF, LLC.

These unaudited pro forma combined financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements and related notes of Black Ridge Oil & Gas, Inc.

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